Exhibit 99.2
Valmont® © 2024 Industries, Inc. Q3 2024 Earnings Presentation October 23, 2024

• Q3 2024 Results & Key Messages • Current Market Dynamics & Long-term Megatrends • 2024 Outlook & Guidance • Q&A Today’s Agenda 2 October 23, 2024 | Valmont Industries, Inc.

These slides contain (and the accompanying oral discussion will contain) “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements involve known and unknown risks, uncertainties and other factors that could cause the actual results of the Company to differ materially from the results expressed or implied by such statements, including general economic and business conditions, conditions affecting the industries served by the Company and its subsidiaries, the overall market acceptance of such products and services, the integration of acquisitions and other factors disclosed in the Company’s periodic reports filed with the Securities and Exchange Commission, as well as future economic and market circumstances, industry conditions, company performance and financial results, operating efficiencies, availability and price of raw materials, availability and market acceptance of new products, product pricing, domestic and international competitive environments, geopolitical risks and actions and policy changes of domestic and foreign governments. Consequently, such forward-looking statements should be regarded as the Company’s current plans, estimates, and beliefs. The Company does not undertake and specifically declines any obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect any future events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events. Disclosure Regarding Forward-Looking Statements 3 October 23, 2024 | Valmont Industries, Inc.

CEO Opening Comments Avner Applbaum, President & CEO 4 October 23, 2024 | Valmont Industries, Inc.

Q3 2024 Results and Key Messages 5 October 23, 2024 | Valmont Industries, Inc. NET SALES $1.02B DOWN 2.9% Y/Y OPERATING MARGIN 12.3% UP Y/Y OPERATING CASH FLOWS $225 MILLION The global Valmont team delivered solid performance including year-over-year growth in operating profit and operating margin, and strong operating cash flows Serving markets with multi-year secular megatrends, presenting long-term growth opportunities Enhanced our executive leadership team by filling key roles Progressing on our strategy, guided by the Valmont Business Model

Multi-Year Energy Transition Enabling the optimization to support the growing need for diverse energy consumption including renewables to address connectivity demands for a growing population and urbanization Technology & Data Consumption Exponential growth in the volume, velocity, and variety of data being generated, transmitted, and consumed across various digital platforms and devices Infrastructure Market Drivers Steady-to-improving near-term demand across our markets, with positive long-term drivers Sustained and elevated Utility capex to support grid hardening initiatives, power load growth, and the energy transition Lighting and Transportation headwinds from market factors and project timing; U.S. Transportation order rates trending higher with future benefits expected from IIJA1 funding; Lighting follows single-family housing starts Telecom improving as wireless carriers return to more normalized capex amid improving North American market environment Solar volumes declined as we deselected low-margin projects; expect demand tailwinds from Inflation Reduction Act (“IRA”) and other government subsidies in U.S. and international Coatings aligns with GDP; supports internal demand Near-Term Demand Aging Infrastructure & Resilience Grid hardening and building climate resilience with intensifying weather, supported through reliable infrastructure 6 October 23, 2024 | Valmont Industries, Inc. 1 Infrastructure Investment and Jobs Act Global Megatrends

Food Security Giving the means for the world to produce their own food and enabling less reliability on others Sustainability & Productivity Water conservation and being good stewards of the land that is available will continue to be important and addressing labor shortages. It is about doing more with less and using technology to our advantage in meeting those demands Population Growth Pressure to produce more food leads to an intensified focus on improving yields (crops and livestock) to meet the dietary needs of a growing population 7 October 23, 2024 | Valmont Industries, Inc. Agriculture Market Drivers Outlook for sustained long-term growth remains strong, despite short-term demand headwinds North American grower sentiment remains muted due to expected net farm income decline this year and the downward trend in grain prices Brazilian expected farm income is pressured due to lower soybean prices, although order rates are improving over last year; the country remains a key part of our long-term strategy with significant market opportunity International projects remain on track; robust project pipeline, especially Egypt and the Middle East Near-Term Demand Global Megatrends

Experienced Executive Leadership Team Avner M. Applbaum President & Chief Executive Officer 2020 Thomas Liguori EVP, Chief Financial Officer 2024 Diane M. Larkin EVP, Global Operations 2020 J. Timothy Donahue Group President, Infrastructure 2018 Darryl R. Matthews Group President, Agriculture 2024 Timothy P. Francis Chief Accounting Officer 2014 Renee L. Campbell SVP, Investor Relations & Treasurer 2017 Jennifer Paisley SVP, Human Resources 2017 Ellen S. Dasher VP, Global Taxation 1996 R. Andrew Massey VP, Chief Legal Officer & Corporate Secretary 2006 The right team in place to lead Valmont forward and further advance execution of our strategy New to VMI within last 5 years New to role within last 2 years 8 October 23, 2024 | Valmont Industries, Inc.

Financial Results and Outlook Tom Liguori, EVP & CFO 9 October 23, 2024 | Valmont Industries, Inc.

Q3 2024 Financial Summary 10 October 23, 2024 | Valmont Industries, Inc. • Net sales decreased 2.9% compared to last year as growth in Infrastructure was offset by softer demand in Agriculture • Operating margin expanded on commercial and operational execution demonstrated by pricing discipline, favorable product mix, and controlling costs • Adjusted2 diluted EPS was similar to prior year as operating income improvement and a lower share count was offset by FX losses and a more normalized adjusted2 effective tax rate $M, except EPS Q3 2024 Q3 2023 % Q3 2023 % Net Sales 1,020.2 1,050.3 -2.9% 1,050.3 -2.9% Operating Income (Loss) 125.7 (24.2) NM 120.8 +4.1% Operating Margin 12.3% (2.3%) NM 11.5% +80 bps Net Earnings (Loss)1 83.1 (49.0) NM 87.0 -4.5% Diluted Earnings (Loss) per Share 4.11 (2.34) NM 4.12 -0.2% GAAP Adjusted2 1 Net Earnings (Loss) Attributable to Valmont Industries, Inc. 2 Please see Reg G reconciliation to GAAP measures at end of document. NM = Not Meaningful

Q3 2024 Results | Infrastructure 11 October 23, 2024 | Valmont Industries, Inc. Sales ($M) Operating Income ($M) • Utility volumes were significantly higher due to favorable project mix and higher volumes of distribution and substation products • Lower L&T volumes were driven by lighting market softness, the strategic exit from select lower-margin products and transportation project timing • Telecom volumes were higher, driven by increased carrier spending amid a stabilizing North American market • Solar volumes were lower due to a large project from 2023 that did not reoccur and exit of low-margin projects • Operating income increased and adjusted1 operating margin improved 200 bps, due to pricing discipline, lower SG&A expenses and lower COGS due to declining steel costs $758.6 $755.1 2024 2023 +0.5% GAAP: +19.6% $123.7 $103.4 $123.7 $108.0 2024 2023 2024 2023 16.3% 13.7% Sales ($M) 2024 2023 % Transmission, Distribution, and Substation ("Utility") $342.4 $298.0 +14.9% Lighting and Transportation ("L&T") $229.2 $252.6 -9.3% Coatings $88.0 $89.0 -1.0% Telecommunications $64.3 $59.6 +7.8% Solar $34.6 $55.9 -38.1% Adjusted1 : +14.5% 16.3% 14.3% 1 Please see Reg G reconciliation to GAAP measures at end of document.

Q3 2024 Results | Agriculture 12 October 23, 2024 | Valmont Industries, Inc. • North America volumes were slightly lower due to continued muted grower sentiment, partially offset by storm replacement orders; average irrigation selling prices were similar to last year • International sales decreased on significantly lower sales in Brazil due to continued market softness driven by lower grain prices, partially offset by growth in EMEA and contribution from the HR Products acquisition • Adjusted1 operating income declined as lower SG&A expenses were offset by the impact of lower volumes and a higher mix of project sales Sales ($M) Operating Income ($M) Sales ($M) 2024 2023 % North America $120.0 $126.8 -5.4% International $145.3 $171.7 -15.3% -11.1% GAAP: NM $265.3 $298.5 2024 2023 $28.9 $(99.7) $28.9 $38.5 2024 2023 2024 2023 -33.6% 11.0% 11.0% 13.0% Adjusted1 : -25.0% 1 Please see Reg G reconciliation to GAAP measures at end of document. NM = Not Meaningful

Building Solid Financial Foundation 13 October 23, 2024 | Valmont Industries, Inc. • Q3 2024 Operating Cash Flows were $225 Million, bringing our YTD Operating Cash Flows to $379 Million • During the quarter we reduced borrowings on our revolving line of credit by $120M, and Net Debt to Adjusted EBITDA1 is 1.2 times • Long-term debt mostly fixed-rate, with long-dated maturities in 2044 and 2054 • Strong and flexible balance sheet to support balanced capital allocation strategy Free Cash Flows ($M) YTD 9/28/2024 Liquidity ($M) 9/28/2024 Net Cash Flows from Operating Activities $ 379 Cash $ 200 Net Cash Flows from Investing Activities (55) Total Long-Term Debt 898 Net Cash Flows from Financing Activities (326) Shareholders' Equity 1,542 Net Cash Flows from Operating Activities $ 379 Net Debt to Adj. EBITDA1 1.24x Purchase of Property, Plant, & Equipment (54) Available Credit under Revolving Credit Facility2 $ 632 Free Cash Flows $ 325 Cash 200 Total Available Liquidity $ 832 1 Please see Adjusted EBITDA and Leverage Ratio at end of document. 2 $800M Total Revolver less borrowings and Standby LCs of $168M.

Balanced Approach to Capital Allocation 2024 Year-to-Date Capital Deployment: $145M 14 October 23, 2024 | Valmont Industries, Inc. Growing Our Business Returning Cash to Shareholders • Targeting opportunities that fit within our strategic priorities, expand our product and market reach and contribute to growth • We continue to invest in strategic capacity expansions to increase output and enhance manufacturing flexibility • Prioritize projects that deliver high ROIC • Q3 Dividends Paid: $12.1M • Payout ratio target: 15% of earnings; current payout: ~15% • ~$81M remains on the current share repurchase authorization • Opportunistic approach, supported by free cash flow Capital Expenditures Acquisitions Share Repurchases Dividends $54M N/A $55M $36M Over the past year, we have returned ~$283M to shareholders through dividends and repurchases.

Segment Assumptions Reaffirming 2024 Outlook & Providing Key Assumptions No change from prior outlook: Infrastructure: • Net sales expected to be Flat to up 1.5% vs. PY • Expect Infrastructure full-year gross profit margin improvement compared to 2023, although expected to be lower than 1H 2024 results as steel costs become more aligned with the contractual steel index pricing to our customers Agriculture: • Net sales expected to be down 10.0% to 15.0% vs. PY • Expect Agriculture fourth-quarter segment operating margins to be lower due to the higher mix of international projects 15 October 23, 2024 | Valmont Industries, Inc. (3.5%) – (1.5%) Change In Net Sales Y/Y $16.50 – $17.30 GAAP Diluted EPS Key Assumptions Effective tax rate expected to be slightly below 26.0% Minimal expected foreign currency translation impact on net sales For cash flow purposes, capital expenditures now expected to be in the range of $85 to $95 million (vs. prior expectations of $95 to $110 million)

CFO Closing Comments Tom Liguori, EVP & CFO 16 October 23, 2024 | Valmont Industries, Inc.

Q&A 17 October 23, 2024 | Valmont Industries, Inc.

Appendix 18 October 23, 2024 | Valmont Industries, Inc.

Committed to Long-Term Financial Targets MSD+ Net Sales Growth1 Approaching Mid-Teens Operating Margin 100% Net Earnings FCF Conversion High-Teens Return on Invested Capital Serving markets with positive growth outlook aligned with megatrends Innovation and market expansion to grow above markets Strategic pricing to align with value we deliver Streamlined organization aligned with strategy Operational efficiencies & focus on the outliers A disciplined and efficient capital allocation strategy Internal investments and acquisitions are evaluated based on financial and strategic criteria Managing net working capital to maximize cash flow Supply chain and inventory optimization 1 VMI sales growth through the Agriculture cycle; organic sales growth only 19 October 23, 2024 | Valmont Industries, Inc. Delivering reliable growth while expanding operating margins and ROIC to consistently create shareholder value

Steel Material Index Trends • The contractual price impact from steel index deflation has led to lower revenues during 2024 which are expected to continue into 2025 • Steel cost changes impact Utility the most because of the contractual pricing mechanisms and strong backlog 20 October 23, 2024 | Valmont Industries, Inc. AMM Steel Material Index National Mills Carbon Grade Cut to Length and Coiled / Hot Rolled Plate Average 2020 through 2024 YTD

Utility Industry Capital Expenditures 21 October 23, 2024 | Valmont Industries, Inc. Source: EEI Finance Department, member company reports, and S&P Global Market Intelligence Updated July 2024 Chart represents total company spending of U.S. Investor-Owned Electric Utilities, consolidated at the parent or appropriate holding company. At the industry level, CapEx tends to be overestimated for the current, or first, year’s projection and underestimated for the two following years. We expect a continued level of elevated spending after accounting for the historical trend of over- and underestimation.

Infrastructure Investment and Jobs Act (IIJA) 22 October 23, 2024 | Valmont Industries, Inc. Source: Grassley.senate.gov Infrastructure Investment and Jobs Act Spending Breakdown (In Order - Most to Least) Previously-Passed Transportation Funding | $650B Roads, Bridges and Related Programs | $111B Energy, Power and Electric Grid Reliability | $107.5B Freight and Passenger Rail | $66B Broadband | $65B Water and Wastewater Infrastructure | $55B Public Transportation | $39.2B Airports | $25B Natural Disaster Prevention and Mitigation | $23.3B Cleaning-Up Abandoned Sites | $21B Army Corps of Engineers | $16.7B Highway and Pedestrian Safety | $11B Ports and Coast Guard | $7.8B Cybersecurity and other Infrastructure Programs | $10.11B

Wireless Carrier Spending 0 20 40 60 80 100 120 140 2019 2020 2021 2022 2023 2024e 2025e 2026e 0 20 40 60 80 100 120 140 2019 2020 2021 2022 2023 2024e 2025e 2026e Auction 105: 3.5 GHz Band Auction 107: C-Band (3.7 GHz) Auction 110: 3.45 GHz Band Auction 108: 2.5 GHz Band The data does not include investments in fiber or other digital infrastructure, or expenditures for private networks. Also not included is the tower companies’ capex to acquire, build, or augment existing sites. Funding from BEAD or other government programs is not included in the projections. All of this activity is additive to planned network investments and construction US Wireless CapEx & 5G Auction Spend (US$ billions, 2019-2026E) Source: Inside Towers Updated: March 2024 23 October 23, 2024 | Valmont Industries, Inc.

Single Family Housing Starts Market Forecast $0 $50 $100 $150 $200 $250 $300 $350 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022 2023 2024 2025 2026 2027 2028 Billions Actual Starts Current Forecast Previous Forecast Source: CMD Forecast Data Updated February 2024 24 October 23, 2024 | Valmont Industries, Inc.

U.S. Net Cash Farm Income by Year 25 October 23, 2024 | Valmont Industries, Inc. Source: USDA Updated September 5, 2024

U.S. Drought Condition 26 October 23, 2024 | Valmont Industries, Inc. Source: Drought Monitor Updated October 15, 2024

Reconciliation of Non-GAAP Financial Measures to Reported Financial Measures

Dollars in thousands, except per-share amounts

The non-GAAP table below discloses the impact of impairment of goodwill and other intangible assets, realignment charges, intangible asset amortization (Prospera), and stock-based compensation recognized for the Prospera employees on fiscal 2023 results, as well as the impact of non-recurring tax benefit items on net earnings. Amounts may be impacted by rounding. We believe it is useful when considering company performance for the non-GAAP adjusted net earnings and operating income to be taken into consideration by management and investors with the related reported GAAP measures.

	Thirteen weeks ended September 30, 2023	Diluted earnings (loss) per share[1,2]	Thirty-nine weeks ended September 30, 2023	Diluted earnings per share[2]
Net earnings (loss) attrib. to Valmont Industries, Inc. - as reported	$ (49,028)	$ (2.32)	$ 114,888	$ 5.40
Impairment of goodwill and other intangible assets	140,844	6.67	140,844	6.62
Realignment charges	4,180	0.20	4,180	0.20
Prospera intangible asset amortization	—	—	3,290	0.15
Prospera stock-based compensation	—	—	4,278	0.20
Total adjustments, pre-tax	145,024	6.86	152,592	7.17
Tax effect of adjustments[3]	(5,432)	(0.26)	(6,524)	(0.31)
Non-recurring tax benefit items	(3,588)	(0.17)	(3,588)	(0.17)
Net earnings attributable to Valmont Industries, Inc. - adjusted	$ 86,976	$ 4.12	$ 257,368	$ 12.09
Average shares outstanding - diluted		21,131		21,290

[1]*In the third quarter of fiscal 2023, we reported a GAAP net loss. In periods in which we recognize a net loss, we exclude the impact of outstanding stock awards from the diluted loss per share calculation, as their inclusion would have an anti-dilutive effect. The adjusted diluted earnings per share calculation includes the impact of outstanding stock awards.*

[2]*Diluted earnings (loss) per share includes rounding.*

[3]*The tax effect of adjustments is calculated based on the income tax rate in each applicable jurisdiction.*

27 October 23, 2024 | Valmont Industries, Inc.

Reconciliation of Non-GAAP Financial Measures to Reported Financial Measures

Dollars in thousands

The non-GAAP tables below disclose the impact of impairment of long-lived assets, realignment charges, intangible asset amortization (Prospera), and stock-based compensation recognized for the Prospera employees on fiscal 2023 results, as well as the impact of non-recurring tax benefit items on net earnings. Amounts may be impacted by rounding. We believe it is useful when considering company performance for the non-GAAP adjusted net earnings and operating income to be taken into consideration by management and investors with the related reported GAAP measures.

	Thirteen weeks ended September 30, 2023			
Operating Income Reconciliation	**Infrastructure**	**Agriculture**	**Corporate**	**Valmont**
Operating income (loss) - as reported	$ 103,401	$ (99,670)	$ (27,921)	$ (24,190)
Impairment of other goodwill and intangible assets	3,571	137,273	—	140,844
Realignment charges	1,069	907	2,204	4,180
Adjusted operating income (loss)	$ 108,041	$ 38,510	$ (25,717)	$ 120,834
Net sales - as reported	753,626	296,669	—	1,050,295
Operating income (loss) as a % of net sales	13.7 %	(33.6) %	NM	(2.3) %
Adjusted operating income as a % of net sales	14.3 %	13.0 %	NM	11.5 %

	Thirty-nine weeks ended September 30, 2023			
Operating Income Reconciliation	**Infrastructure**	**Agriculture**	**Corporate**	**Valmont**
Operating income (loss) - as reported	$ 313,703	$ 2,904	$ (88,598)	$ 228,009
Impairment of other goodwill and intangible assets	3,571	137,273	—	140,844
Realignment charges	1,069	907	2,204	4,180
Prospera intangible asset amortization	—	3,290	—	3,290
Prospera stock-based compensation	—	4,278	—	4,278
Adjusted operating income (loss)	$ 318,343	$ 148,652	$ (86,394)	$ 380,601
Net sales - as reported	2,253,924	905,148	—	3,159,072
Operating income as a % of net sales	13.9 %	0.3 %	NM	7.2 %
Adjusted operating income as a % of net sales	14.1 %	16.4 %	NM	12.0 %

NM = not meaningful

28 October 23, 2024 | Valmont Industries, Inc.

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Excluding significant non-recurring items from the third quarter of fiscal 2023 from the calculation of effective tax rate, which we refer to as “Adjusted Effective Tax Rate”, is a non-GAAP measure. Adjusted Effective Tax Rate should not be considered in isolation or as a substitute for the effective tax rate prepared in accordance with GAAP. The table below shows how Adjusted Effective Tax Rate is calculated from the Company’s Statements of Operations. Adjusted Effective Tax Rate is calculated as total earnings (loss) before income taxes plus the significant non-recurring items of impairment of goodwill and other intangible assets, realignment charges, and non-recurring tax benefit items. Adjusted Effective Tax Rate allows investors to analyze our effective tax rate in light of these non-recurring items. Reconciliation of Non-GAAP Financial Measures to Reported Financial Measures Dollars in thousands 29 October 23, 2024 | Valmont Industries, Inc.

Historical Free Cash Flow[1,2] (2014 – 2023)

Dollars in millions

	2014	2015	2016	2017	2018	2019	2020	2021	2022	2023
Net cash flows from operating activities	$ 174.1	$ 272.3	$ 232.8	$ 133.1	$ 153.0	$ 307.6	$ 316.3	$ 65.9	$ 326.3	$ 306.8
Net cash flows from investing activities	(256.9)	(48.2)	(53.0)	(49.6)	(155.4)	(168.1)	(104.0)	(417.3)	(132.1)	(115.3)
Net cash flows from financing activities	(136.8)	(32.0)	(95.2)	(32.0)	(162.1)	(98.9)	(173.8)	133.5	(181.9)	(176.4)
Net cash flows from operating activities	$ 174.1	$ 272.3	$ 232.8	$ 133.1	$ 153.0	$ 307.6	$ 316.3	$ 65.9	$ 326.3	$ 306.8
Purchase of plant, property, and equipment	(73.0)	(45.5)	(57.9)	(55.3)	(72.0)	(97.4)	(106.7)	(107.8)	(93.3)	(96.8)
Free cash flows	101.1	226.8	174.9	77.8	81.0	210.2	209.6	(41.9)	233.0	210.0
Net earnings attributable to Valmont Industries, Inc.	$ 183.9	$ 40.1	$ 175.5	$ 120.5	$ 101.8	$ 146.4	$ 140.7	$ 195.6	$ 250.9	$ 150.8
Adjusted free cash flow net earnings attributable to Valmont Industries, Inc.	$ 187.7	$ 131.7	$ 139.9	$ 162.7	$ 130.4	$ 146.4	$ 159.8	$ 222.3	$ 284.2	$ 291.6
Free Cash Flow Conversion - GAAP	0.55	5.66	1.00	0.65	0.80	1.44	1.49	(0.21)	0.93	1.39
Free Cash Flow Conversion - Adjusted	0.53	1.71	1.25	0.48	0.62	1.44	1.31	(0.19)	0.82	0.72
Reconciliation of Net Earnings to Adjusted Figures										
Net earnings attributed to Valmont Industries, Inc.	$ 183.9	$ 40.1	$ 175.5	$ 120.5	$ 101.8	$ 146.4	$ 140.7	$ 195.6	$ 250.9	$ 150.8
Loss from divestiture of offshore wind energy structures business	-	-	-	-	-	-	-	-	33.3	-
Change in valuation allowance against deferred tax assets	-	7.1	(20.7)	41.9	-	-	-	5.0	-	-
Impairment of long-lived assets	-	61.8	1.1	-	28.6	-	19.1	21.7	-	140.8
Reversal of contingent liability	-	-	(16.6)	-	-	-	-	-	-	-
Other non-recurring expenses (non-cash)	-	18.1	-	-	-	-	-	-	-	-
Noncash loss from Delta EMD shares	3.8	4.6	0.6	0.2	-	-	-	-	-	-
Adjusted free cash flow net earnings attributable to Valmont Industries, Inc.	$ 187.7	$ 131.7	$ 139.9	$ 162.7	$ 130.4	$ 146.4	$ 159.8	$ 222.3	$ 284.2	$ 291.6

[1] Adjusted net earnings for purposes of calculating free cash flow conversion may not agree to the adjusted net earnings. The difference is due to non-recurring expenses which were settled in cash in the year of occurrence as part of net cash flows from operating activities.

[2] We use the non-GAAP measure of free cash flow, which we define as GAAP net cash flows from operating activities reduced by the purchase of property, plant, and equipment. We believe that free cash flow is a useful performance measure for management and useful to investors as the basis for comparing our performance with other companies. Our measure of free cash flow may not be directly comparable to similar measures used by other companies.

30 October 23, 2024 | Valmont Industries, Inc.

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1We use the non-GAAP measure of free cash flow, which we define as GAAP net cash flows from operating activities reduced by the purchase of property, plant, and equipment. We believe that free cash flow is a useful performance measure for management and useful to investors as the basis for comparing our performance with other companies. Our measure of free cash flow may not be directly comparable to similar measures used by other companies. Free Cash Flow Throughout the Cycle Dollars in millions 31 October 23, 2024 | Valmont Industries, Inc. 101 227 175 78 81 210 210 (42) 233 210 148 (100) (50) - 50 100 150 200 250 300 350 2014 2015 2016 2017 2018 2019 2020 2021 2022 2023 10 Year Avg GAAP 0.55X 5.66X 1.00X 0.65X 0.80X 1.44X 1.49X (0.21X) 0.93X 1.39X Adj. 0.53X 1.71X 1.25X 0.48X 0.62X 1.44X 1.31X (0.19X) 0.82X 0.72X Historical FCF Conversion by Year1 2014 – 2023 Free Cash Flow1 10-yr Avg. $148M GAAP 1.37X Adj. 0.87X Years of rapid raw material cost inflation

Certain of our debt agreements contain covenants that require us to maintain certain coverage ratios. Our Debt to Adjusted EBITDA may not exceed 3.5X Adjusted EBITDA (or 3.75X Adjusted EBITDA after certain material acquisitions) of the prior four fiscal quarters. See “Leverage Ratio” below. Calculation of Adjusted EBITDA and Leverage Ratio Dollars in thousands 32 October 23, 2024 | Valmont Industries, Inc. Net earnings attributable to Valmont Industries, Inc. $ 306,568 Interest expense 61,695 Income tax expense 101,661 Depreciation and amortization expense 94,490 Stock-based compensation 32,074 EBITDA 596,488 Realignment charges 31,030 Adjusted EBITDA $ 627,518 Interest-bearing debt, excluding origination fees and discounts of $25,790 $ 925,831 Less: cash and cash equivalents in excess of $50,000 150,477 Net indebtedness $ 775,354 Net indebtedness $ 775,354 Leverage ratio 1.24 Four fiscal quarters ended September 28, 2024